Exhibit 99

PRESS RELEASE

OM GROUP REPORTS INCREASE IN NET SALES DURING SECOND QUARTER OF 2011

- Growth driven by product demand across various end markets -

- Cash flow from operations remains strong -

- Outlook “even brighter” given recent acquisition of Vacuumschmelze -

CLEVELAND – August 4, 2011 – OM Group, Inc. (NYSE: OMG) today announced financial results for the second quarter ended June 30, 2011.

Net sales in the second quarter were $329.5 million, a 9 percent increase compared with the second quarter of 2010. Volume growth in all three operating segments more than offset the negative impact of unfavorable price and mix. Net income was $24.6 million in the second quarter of 2011, or $0.80 per diluted share, compared with $12.8 million, or $0.42 per diluted share, during the year-ago period.

“We continued to enjoy strong demand in the second quarter across various end markets, particularly within Advanced Materials and Battery Technologies,” said Joseph Scaminace, chairman and chief executive officer. “Furthermore, we continued to generate significant cash flow from operations during the quarter despite lower operating profit due to costs related to our acquisition of Vacuumschmelze and unfavorable pricing and mix.”

Gross profit in the second quarter of 2011 improved 8 percent, but was essentially flat as a percent of sales because the benefit from higher volumes was offset by unfavorable pricing and mix. SG&A for the second quarter of 2011 increased $7.8 million, to 13.8 percent of sales, due to an increase in sales activity, higher employee compensation and benefit costs, and acquisition-related fees. Operating profit declined to $28.0 million (8.5 percent of sales) in the second quarter of 2011 from $30.3 million (10.0 percent of sales) last year.

Income tax expense in the second quarter of 2011 was $0.3 million and includes a discrete tax benefit of $2.0 million. Excluding discrete items, the effective income tax rates would have been 9.0 percent and 32.5 percent in the second quarters of 2011 and 2010, respectively. The effective tax rate in 2011 is lower than 2010, excluding discrete items, due primarily to the impact of foreign currency exchange rate movements and the benefits of tax efficient financing. The second quarter of 2010 income tax includes discrete tax expense items totaling $10.4 million (company portion excluding noncontrolling interest is $5.3 million).

Net cash provided by operating activities was $51.0 million, contributing to a cash balance of $451.7 million. Subsequent to the end of the second quarter, the company’s cash balance decreased by $137 million to partially fund the previously announced acquisition of Vacuumschmelze GmbH & Co. KG (VAC), which closed on August 2, 2011. Additionally, as a result of the acquisition, outstanding debt increased from $120 million reported at the end of the second quarter to $700 million as of August 2, 2011.

BUSINESS SEGMENT RESULTS (all comparisons with the second quarter of 2010)

Advanced Materials

•	Net sales were $165.2 million, up 10 percent

•	Product sales volumes rose 20 percent, with strong, double-digit growth in all end markets; other volume increased 34 percent due to higher copper contained in the mix of raw material feed

•

Operating profit was $16.9 million (10.2 percent of sales), down slightly as higher volumes and increased contribution from by-product sales were offset by a rise in operating expenses and unfavorable foreign exchange impact

Specialty Chemicals

•	Net sales were $128.7 million, up 3 percent

•

Demand was mixed in electronic technologies as semiconductor volumes improved but printed circuit board and memory disk softened primarily due to Japan supply effects; Advanced Organics volumes fell due to the closure of the Manchester, England facility

•	Operating profit was $17.9 million (13.9 percent of sales), down $2.3 million due primarily to unfavorable pricing and mix

Battery Technologies

•	Net sales were $35.8 million, up 26 percent

•	Revenue improved in all end markets on increases in demand and customer deliveries

•

Operating profit was $6.7 million (18.7 percent of sales), significantly higher than last year’s $0.4 million, due to volume growth, purchase accounting adjustments in 2010 that did not recur in 2011, and contribution from recycled material sales

OUTLOOK

“With the completion of our annual maintenance shutdown in Kokkola, Finland, and the resolution of supply challenges from the devastating events in Japan earlier this year, we expect demand to grow sequentially from second-quarter levels for the balance of the year,” said Scaminace. “The secular macro trends of investment in clean, affordable energy, proliferation of portable power, evolution of electronic devices, and need for sustainable products and processes, will continue to drive growth for our portfolio of businesses.”

Scaminace stated that in addition to the many organic growth opportunities, the company will benefit from the VAC acquisition in the second half of 2011. VAC is expected to add $250 million to $300 million in revenue during 2011, with earnings before interest, income taxes, depreciation and amortization (EBITDA) margins in the range of 17 percent to 20 percent, excluding one-time items. “With the addition of VAC, our outlook is even brighter as we have delivered on several key strategic objectives such as diversifying into adjacent, high-growth markets and reducing the effect volatile metal prices have on our bottom line,” he said. “I am confident that we have properly positioned OMG to create long-term shareholder value.”

For purposes of this release, discussions related to income from continuing operations or net income pertain to amounts attributable to OM Group, Inc. common stockholders.

PRESENTATION OF NON-GAAP FINANCIAL INFORMATION

The Company is including certain non-GAAP financial measures, including Income from continuing operations attributable to OM Group, Inc. and Earnings per common share – assuming dilution, both as adjusted for special items. “Income from continuing operations attributable to OM Group, Inc. – as adjusted for special items” is a non-GAAP measure used in this release. It is defined and reconciled to what management believes to be the most comparable U.S. GAAP measure in a schedule attached to this release. The Company believes that the non-GAAP financial measure facilitates a comparative assessment of the Company’s operating performance and will enhance investors’ understanding of the performance of the Company’s operations during 2011 and of the comparability of the 2011 results to the results of the relevant prior period. Such non-GAAP financial measures are unique to the Company and may not be employed by other companies. The non-GAAP financial information should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

WEBCAST INFORMATION

OM Group has scheduled a conference call and live audio broadcast on the Web for 10 a.m. Eastern time today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management’s presentation materials will be available on OMG’s website at the time of the call. The company recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations - Presentations” page of the company’s website three hours after the call.

ABOUT OM GROUP, INC.

OM Group, Inc. is a leading global solutions provider of specialty chemicals, advanced materials, electrochemical energy storage, magnetic materials and unique technologies crucial to enabling our customers to meet increasingly stringent market and application requirements. The company serves a wide variety of sectors, including rechargeable batteries, electronic devices, cutting tools, petrochemical catalysts, electronics manufacturing, industrial coatings, defense, aerospace, medical devices, alternative energy, automotive, electrical installation, and energy conversion and distribution. Headquartered in Cleveland, Ohio, OM Group operates manufacturing facilities in the Americas, Europe, Asia and Africa. For more information, visit the company’s website at www.omgi.com.

# # #

For more information, contact: Troy Dewar, director, investor relations, at +1-216-263-7765.

FORWARD-LOOKING STATEMENTS

The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: the ability to successfully integrate the acquisition of Vacuumschmelze GmbH & Co. KG; the recent natural disasters in Japan and disruptions to the business environment in that country; the operation of our critical business facilities without interruption; the effect of non-currency risks of investing and conducting operations in foreign countries, including political, social, economic and regulatory factors; the availability of competitively priced supplies of raw materials, particularly cobalt; the speed and sustainability of price changes in cobalt; the potential for lower of cost or market write-downs of the carrying value of inventory necessitated by decreases in the market price of cobalt or the selling prices of the company’s finished products; the direction and pace of our strategic transformation, including identification of and the ability to finance potential acquisitions; the potential impact that a deterioration in global economic and financial market conditions may have on our business and operations, including future goodwill impairments; the impact on pension accounting if actual results differ from actuarial assumptions; the effect of changes in domestic or international tax laws; the effect of fluctuations in currency exchange rates on the company’s international operations; the demand for metal-based specialty chemicals and products in the company’s markets; the impact of environmental regulations on our operating facilities and the impact of new or changes to current environmental, health and safety laws on our products and their use by our customers; and the general level of global economic activity and demand for the company’s products.

OM Group, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands)	June 30, 2011	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$451,712	$400,597
Restricted cash on deposit	81,105	68,096
Accounts receivable, less allowance of $4,089 in 2011 and $5,187 in 2010	180,624	155,465
Inventories	296,510	293,625
Refundable and prepaid income taxes	40,547	40,740
Other current assets	40,199	44,602

Total current assets	1,090,697	1,003,125

Property, plant and equipment, net	251,904	256,098
Goodwill	309,069	306,888
Intangible assets, net	148,957	153,390
Notes receivable from joint venture partner, less allowance of $5,200 in 2011 and 2010	13,915	13,915
Other non-current assets	41,729	39,292

Total assets	$1,856,271	$1,772,708

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$—	$30,000
Accounts payable	119,752	105,900
Liability related to joint venture partner injunction	81,105	68,096
Accrued income taxes	4,815	8,321
Accrued employee costs	28,850	37,932
Deferred revenue	7,731	9,417
Other current liabilities	29,421	24,658

Total current liabilities	271,674	284,324

Long-term debt	120,000	90,000
Deferred income taxes	23,632	23,499
Uncertain tax positions	12,898	14,796
Pension liabilities	52,292	58,107
Other non-current liabilities	27,294	25,364

Stockholders’ equity:
Total OM Group, Inc. stockholders’ equity	1,307,161	1,236,784
Noncontrolling interests	41,320	39,834

Total equity	1,348,481	1,276,618

Total liabilities and equity	$1,856,271	$1,772,708

OM Group, Inc. and Subsidiaries

Unaudited Condensed Statements of Consolidated Income

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2011	2010	2011	2010
Net sales	$329,522	$303,099	$660,867	$606,296
Cost of products sold	256,016	235,109	505,323	466,484

Gross profit	73,506	67,990	155,544	139,812
Selling, general and administrative expenses	45,489	37,677	89,767	77,606

Operating profit	28,017	30,313	65,777	62,206
Other income (expense):
Interest expense	(1,393)	(1,644)	(2,815)	(2,313)
Interest income	467	219	687	386
Foreign exchange loss	(636)	(4,224)	(161)	(7,400)
Other, net	(324)	(384)	(329)	(393)

	(1,886)	(6,033)	(2,618)	(9,720)

Income from continuing operations before income tax expense	26,131	24,280	63,159	52,486
Income tax expense	(330)	(18,283)	(6,076)	(22,632)

Income from continuing operations, net of tax	25,801	5,997	57,083	29,854
Loss from discontinued operations, net of tax	(89)	(518)	(329)	(381)

Consolidated net income	25,712	5,479	56,754	29,473
Net (income) loss attributable to the noncontrolling interest	(1,092)	7,310	(1,482)	5,916

Net income attributable to OM Group, Inc.	$24,620	$12,789	$55,272	$35,389

Earnings per common share - basic:
Income from continuing operations attributable to OM Group, Inc. common shareholders	$0.81	$0.44	$1.82	$1.18
Loss from discontinued operations attributable to OM Group, Inc. common shareholders	—	(0.02)	(0.01)	(0.02)

Net income attributable to OM Group, Inc. common shareholders	$0.81	$0.42	$1.81	$1.16

Earnings per common share - assuming dilution:
Income from continuing operations attributable to OM Group, Inc. common shareholders	$0.80	$0.43	$1.81	$1.17
Loss from discontinued operations attributable to OM Group, Inc. common shareholders	—	(0.01)	(0.01)	(0.01)

Net income attributable to OM Group, Inc. common shareholders	$0.80	$0.42	$1.80	$1.16

Weighted average shares outstanding
Basic	30,535	30,471	30,531	30,388
Assuming dilution	30,721	30,591	30,708	30,522

Amounts attributable to OM Group, Inc. common shareholders:
Income from continuing operations, net of tax	$24,709	$13,307	$55,601	$35,770
Loss from discontinued operations, net of tax	(89)	(518)	(329)	(381)

Net income	$24,620	$12,789	$55,272	$35,389

OM Group, Inc. and Subsidiaries

Unaudited Condensed Statements of Consolidated Cash Flows

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2011	2010	2011	2010
Operating activities
Consolidated net income	$25,712	$5,479	$56,754	$29,473
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Loss from discontinued operations	89	518	329	381
Depreciation and amortization	13,592	13,673	26,901	26,846
Share-based compensation expense	1,443	1,105	3,523	2,779
Foreign exchange loss	636	4,224	161	7,400
Restructuring charges	166	385	533	985
Other non-cash items	(1,627)	2,664	(2,071)	3,899
Changes in operating assets and liabilities, excluding the effect of business acquisitions
Accounts receivable	(2,656)	(5,939)	(24,124)	(31,744)
Inventories	3,193	12,911	(2,198)	48,148
Accounts payable	6,471	2,191	13,747	3,944
Other, net	3,954	8,445	(8,933)	3,763

Net cash provided by operating activities	50,973	45,656	64,622	95,874

Investing activities
Expenditures for property, plant and equipment	(9,117)	(6,221)	(12,445)	(10,802)
Acquisitions	—	—	(4,107)	(171,979)
Other, net	—	(246)	—	(350)

Net cash used for investing activities	(9,117)	(6,467)	(16,552)	(183,131)

Financing activities
Payments of revolving line of credit	—	—	—	(105,000)
Proceeds from the revolving line of credit	—	—	—	245,000
Debt issuance costs	—	(113)	—	(2,596)
Proceeds from exercise of stock options	141	10	157	3,802
Payment related to surrendered shares	—	—	(193)	(1,209)
Other, net	—	1	—	93

Net cash provided by (used for) financing activities	141	(102)	(36)	140,090

Effect of exchange rate changes on cash	480	(3,388)	3,081	(6,782)

Cash and cash equivalents
Increase in cash and cash equivalents from continuing operations	42,477	35,699	51,115	46,051
Discontinued operations - net cash provided by operating activities	—	—	—	2
Balance at the beginning of the period	409,235	365,737	400,597	355,383

Balance at the end of the period	$451,712	$401,436	$451,712	$401,436

OM Group, Inc. and Subsidiaries

Unaudited Segment Information

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2011	2010	2011	2010

Net Sales
Advanced Materials	$165,206	$150,266	$345,286	$320,230
Specialty Chemicals	128,749	124,419	249,332	239,449
Battery Technologies (a)	35,843	28,414	66,819	47,003
Intersegment items	(276)	—	(570)	(386)

	$329,522	$303,099	$660,867	$606,296

Operating profit
Advanced Materials	$16,864	$17,335	$48,981	$46,593
Specialty Chemicals	17,858	20,211	31,592	35,552
Battery Technologies (a)	6,703	411	8,825	(1,094)
Corporate	(13,408)	(7,644)	(23,621)	(18,845)

	$28,017	$30,313	$65,777	$62,206

(a)	Includes activity since the acquisition of EaglePicher Technologies on January 29, 2010.

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Volumes
Advanced Materials
Product sales volume - metric tons*	3,887	3,252	7,819	7,106
Other sales volume (cobalt metal resale and by-product sales) - metric tons	3,693	2,758	7,677	5,885
Cobalt refining volume - metric tons	2,229	1,979	4,938	4,273

* Excludes cobalt metal resale and by-product sales.

Specialty Chemicals
Advanced Organics sales volume - metric tons	5,970	6,520	11,297	12,130
Electronic Chemicals sales volume - gallons (thousands)	2,778	2,912	5,619	5,614
Ultra Pure Chemicals sales volume - gallons (thousands)	1,727	1,541	3,342	2,825
Photomasks - number of masks	9,889	7,596	17,749	14,450

OM Group, Inc. and Subsidiaries

Non-GAAP Financial Measure

	Three months ended June 30, 2011		Three months ended June 30, 2010
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS

Net income attributable to OM Group, Inc. - as reported	$24,620	$0.80	$12,789	$0.42

Less:
Loss from discontinued operations, net of tax	(89)	—	(518)	(0.01)

Income from continuing operations attributable to OM Group, Inc. - as reported	$24,709	$0.80	$13,307	$0.43

Special items — income (expense):
Restructuring charges, net of tax	(166)	(0.01)	(459)	(0.02)
Discrete tax items - OMG portion	2,019	0.07	(5,256)	(0.17)
EaglePicher - inventory (COGS) and deferred revenue (sales) valuation, net of tax	—	—	(1,599)	(0.05)

Income from continuing operations attributable to OM Group, Inc. - as adjusted for special items	$22,856	$0.74	$20,621	$0.67

Weighted average shares outstanding - diluted		30,721		30,591

	Six months ended June 30, 2011		Six months ended June 30, 2010
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS

Net income attributable to OM Group, Inc. - as reported	$55,272	$1.80	$35,389	$1.16

Less:
Loss from discontinued operations, net of tax	(329)	(0.01)	(381)	(0.01)

Income from continuing operations attributable to OM Group, Inc. - as reported	$55,601	$1.81	$35,770	$1.17

Special items — income (expense):
Restructuring charges, net of tax	(533)	(0.02)	(887)	(0.03)
Discrete tax items - OMG portion	2,019	0.07	(2,434)	(0.08)
EaglePicher - inventory (COGS) and deferred revenue (sales) valuation, net of tax	—	—	(2,610)	(0.09)

Income from continuing operations attributable to OM Group, Inc. - as adjusted for special items	$54,115	$1.76	$41,701	$1.37

Weighted average shares outstanding - diluted		30,708		30,522

Non-GAAP Financial Measures:

The Company is including certain non-GAAP financial measures, including Income from continuing operations attributable to OM Group, Inc. and Earnings per common share - assuming dilution, both as adjusted for special items. “Income from continuing operations attributable to OM Group, Inc. - as adjusted for special items” is a non-GAAP financial measure that the Company’s management uses as an important metric in evaluating the performance of the Company’s business. The table above presents a reconciliation of the Company’s GAAP results, as reported (both net income attributable to OM Group, Inc. and income from continuing operations attributable to OM Group, Inc.), to its non-GAAP results after adjusting for the special items shown. The Company believes that the non-GAAP financial measure presented in the table above facilitates a comparative assessment of the Company’s operating performance and will enhance investors’ understanding of the performance of the Company’s operations during 2011 and of the comparability of the 2011 results to the results of the relevant prior period. Such non-GAAP financial measures are unique to the Company and may not be employed by other companies. The non-GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.